Exhibit 99.1
Press Release
Release date: November 2, 2023

Uniti Group Inc. Reports Third Quarter 2023 Results
Reiterates 2023 Outlook for Consolidated Revenue, Adjusted EBITDA and AFFO
•Net Loss of $80.9 Million or $0.34 Per Diluted Common Share for the Third Quarter Due to Non-Cash Items
•Consolidated Revenue and Adjusted EBITDA Grew 2.7% and 3.5% for the Third Quarter, Respectively, from the Prior Year Third Quarter
•AFFO Per Diluted Common Share of $0.35 for the Third Quarter

LITTLE ROCK, Ark., November 2, 2023 (GLOBE NEWSWIRE) – Uniti Group Inc. (“Uniti” or the “Company”) (Nasdaq: UNIT) today announced its results for the third quarter 2023.

“We delivered another solid quarter of results and consolidated bookings, demonstrating the resiliency of demand for fiber infrastructure and our overall business despite the current challenging macroeconomic environment. Our consolidated core recurring revenue grew 3% during the quarter when compared to the same quarter in the prior year, and we continue to focus on driving high margin recurring revenue through additional lease-up of our 139,000 route mile fiber network, while managing our capital intensity and low monthly company-wide churn of 0.3%,” commented President and Chief Executive Officer, Kenny Gunderman.

Mr. Gunderman continued, “Uniti remains uniquely positioned to capitalize on all of the growing use cases of fiber, including mobile broadband, fixed wireless, fiber-to-the-home, small cells, fiber-to-the-tower, hyperscaler connectivity, and artificial intelligence. We also remain well positioned to weather any potential prolonged economic headwinds with no significant debt maturities until 2027, minimal floating rate debt, and nearly $7 billion of revenue under contract with an average remaining term of 7 years.”
QUARTERLY RESULTS
Consolidated revenues for the third quarter of 2023 were $290.7 million.  Net Loss and Adjusted EBITDA were $80.9 million and $233.0 million, respectively, for the same period, achieving Adjusted EBITDA margins of approximately 80%.  Net loss attributable to common shares was $81.2 million for the period, and included a $153.0 million goodwill impairment charge related to our Uniti Fiber segment that was driven by an increase in the macro interest rate environment. Adjusted Funds From Operations (“AFFO”) attributable to common shareholders was $95.3 million, or $0.35 per diluted common share.
Uniti Fiber contributed $76.1 million of revenues and $29.9 million of Adjusted EBITDA for the third quarter of 2023, achieving Adjusted EBITDA margins of approximately 39%. Uniti Fiber’s net success-based capital expenditures during the quarter were $30.3 million.
Uniti Leasing contributed revenues of $214.6 million and Adjusted EBITDA of $208.6 million for the third quarter. During the quarter, Uniti Leasing deployed capital expenditures of $86.1 million primarily related to the construction of approximately 1,000 new route miles of valuable fiber infrastructure.

LIQUIDITY
At quarter-end, the Company had approximately $263.1 million of unrestricted cash and cash equivalents, and undrawn borrowing availability under its revolving credit agreement.  The Company’s leverage ratio at quarter-end was 6.08x based on net debt to third quarter 2023 annualized Adjusted EBITDA.
On November 1, 2023, the Company’s Board of Directors declared a quarterly cash dividend of $0.15 per common share, payable on January 4, 2024, to stockholders of record on December 15, 2023.
UPDATED FULL YEAR 2023 OUTLOOK

The Company is updating its 2023 outlook primarily for business unit level revisions, and transaction related and other costs incurred to date.  Our 2023 outlook excludes future acquisitions, capital market transactions, and future transaction-related and other costs not mentioned herein.
The Company’s consolidated outlook for 2023 is as follows (in millions):

	Full Year 2023
Revenue	$1,154	to	$1,174
Net loss attributable to common shareholders (1)	(58)	to	(38)
Adjusted EBITDA (2)	915	to	935
Interest expense, net (3)	514	to	514

Attributable to common shareholders:
FFO (2)	161	to	181
AFFO (2)	373	to	393

Weighted-average common shares outstanding - diluted	290	to	290
__________________________

(1) Includes $153 million goodwill impairment charge.
(2) See “Non-GAAP Financial Measures” below.
(3) See “Components of Interest Expense” below.

CONFERENCE CALL
Uniti will hold a conference call today to discuss this earnings release at 8:30 AM Eastern Time (7:30 AM Central Time).  The conference call will be webcast live on Uniti’s Investor Relations website at investor.uniti.com. Those parties interested in participating via telephone may register on the Company’s Investor Relations website or by clicking here.  A replay of the call will be available on the Investor Relations website beginning today at approximately 12:00 PM Eastern Time.
ABOUT UNITI
Uniti, an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of fiber and other wireless solutions for the communications industry.  As of September 30, 2023, Uniti owns approximately 139,000 fiber route miles, 8.4 million fiber strand miles, and other communications real estate throughout the United States. Additional information about Uniti can be found on its website at www.uniti.com.
FORWARD-LOOKING STATEMENTS
Certain statements in this press release and today’s conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Those forward-looking statements include all statements that are not historical statements of fact, including, without limitation, our 2023 financial outlook, expectations regarding high-margin recurring revenue, lease-up of our network and strong demand trends, our business strategies, growth prospects, our ability to sustain difficult economic conditions, industry trends, sales opportunities, and operating and financial performance.

Words such as "anticipate(s)," "expect(s)," "intend(s)," “estimate(s),” “foresee(s),” "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)" and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could materially alter our expectations include, but are not limited to, the future prospects of Windstream, our largest customer; the ability and willingness of our customers to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant; the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms; the risk that we fail to fully realize the potential benefits of acquisitions or have difficulty integrating acquired companies; our ability to generate sufficient cash flows to service our outstanding indebtedness and fund our capital funding commitments; our ability to access debt and equity capital markets; the impact on our business or the business of our customers as a result of credit rating downgrades and fluctuating interest rates; our ability to retain our key management personnel; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to real estate investment trusts; covenants in our debt agreements that may limit our operational flexibility; the possibility that we may experience equipment failures, natural disasters, cyber-attacks or terrorist attacks for which our insurance may not provide adequate coverage; other risks inherent in the communications industry and in the ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; and additional factors described in our reports filed with the SEC.

Uniti expressly disclaims any obligation to release publicly any updates or revisions to any of the forward-looking statements set forth in this press release and today’s conference call to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based.
NON-GAAP PRESENTATION
This release and today’s conference call contain certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). Such measures should not be considered as alternatives to GAAP. Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found herein.

Uniti Group Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	September 30, 2023	December 31, 2022
Assets:
Property, plant and equipment, net	$3,962,436	$3,754,547
Cash and cash equivalents	34,119	43,803
Accounts receivable, net	46,824	42,631
Goodwill	208,378	361,378
Intangible assets, net	312,541	334,846
Straight-line revenue receivable	87,733	68,595
Operating lease right-of-use assets, net	121,816	88,545
Other assets	79,000	77,597
Investment in unconsolidated entities	37,686	38,656
Deferred income tax assets, net	90,792	40,631
Total Assets	$4,981,325	$4,851,229

Liabilities and Shareholders' Deficit:
Liabilities:
Accounts payable, accrued expenses and other liabilities	$133,958	$122,195
Settlement payable	185,855	251,098
Intangible liabilities, net	159,071	167,092
Accrued interest payable	50,778	121,316
Deferred revenue	1,214,287	1,190,041
Dividends payable	69	2
Operating lease liabilities	81,302	66,356
Finance lease obligations	18,388	15,520
Notes and other debt, net	5,582,057	5,188,815
Total liabilities	7,425,765	7,122,435

Commitments and contingencies

Shareholders' Deficit:
Preferred stock, $0.0001 par value, 50,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.0001 par value, 500,000 shares authorized, issued and outstanding: 236,540 shares at September 30, 2023 and 235,829 at December 31, 2022	24	24
Additional paid-in capital	1,218,815	1,210,033
Distributions in excess of accumulated earnings	(3,665,569)	(3,483,634)
Total Uniti shareholders' deficit	(2,446,730)	(2,273,577)
Noncontrolling interests - operating partnership units and non-voting convertible preferred stock	2,290	2,371
Total shareholders' deficit	(2,444,440)	(2,271,206)
Total Liabilities and Shareholders' Deficit	$4,981,325	$4,851,229

Uniti Group Inc.
Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Uniti Leasing	$214,588	$208,623	$637,849	$618,878
Uniti Fiber	76,067	74,480	226,326	226,234
Total revenues	290,655	283,103	864,175	845,112

Costs and Expenses:
Interest expense, net	120,691	97,731	389,243	290,280
Depreciation and amortization	77,337	73,516	231,379	217,276
General and administrative expense	25,481	26,863	77,331	75,818
Operating expense (exclusive of depreciation and amortization)	37,392	36,291	109,878	108,184
Goodwill impairment	153,000	216,000	153,000	216,000
Transaction related and other costs	1,441	2,375	9,805	7,324
Gain on sale of real estate	(1,424)	(94)	(1,424)	(344)
Gain on sale of operations	—	(176)	—	(176)
Other expense (income), net	1,435	74	21,323	(8,254)
Total costs and expenses	415,353	452,580	990,535	906,108

Loss before income taxes and equity in earnings from unconsolidated entities	(124,698)	(169,477)	(126,360)	(60,996)
Income tax benefit	(43,095)	(13,056)	(49,864)	(10,183)
Equity in earnings from unconsolidated entities	(670)	(672)	(1,990)	(1,696)
Net loss	(80,933)	(155,749)	(74,506)	(49,117)
Net (loss) income attributable to noncontrolling interests	(36)	(70)	(33)	135
Net loss attributable to shareholders	(80,897)	(155,679)	(74,473)	(49,252)
Participating securities' share in earnings	(321)	(226)	(890)	(897)
Dividends declared on convertible preferred stock	(5)	(5)	(15)	(15)
Net loss attributable to common shareholders	$(81,223)	$(155,910)	$(75,378)	$(50,164)

Net loss attributable to common shareholders - Basic	(81,223)	(155,910)	(75,378)	(50,164)
Impact of if-converted dilutive securities	—	—	—	—
Net loss attributable to common shareholders - Diluted	$(81,223)	$(155,910)	$(75,378)	$(50,164)

Weighted-average number of common shares outstanding:
Basic	236,533	235,739	236,352	235,483
Diluted	236,533	235,739	236,352	235,483

Loss per common share:
Basic	$(0.34)	$(0.66)	$(0.32)	$(0.21)
Diluted	$(0.34)	$(0.66)	$(0.32)	$(0.21)

Uniti Group Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flow from operating activities
Net loss	$(74,506)	$(49,117)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	231,379	217,276
Amortization of deferred financing costs and debt discount	13,975	13,510
Loss on extinguishment of debt, net	31,187	—
Interest rate swap termination	—	8,488
Deferred income taxes	(50,161)	(21,723)
Equity in earnings of unconsolidated entities	(1,990)	(1,696)
Distributions of cumulative earnings from unconsolidated entities	2,959	2,959
Cash paid for interest rate swap settlement	—	(9,591)
Straight-line revenues and amortization of below-market lease intangibles	(28,795)	(31,066)
Stock-based compensation	9,408	9,664
Goodwill impairment	153,000	216,000
Gain on sale of unconsolidated entity	—	(7,923)
Gain on sale of real estate	(1,424)	(344)
Gain on sale of operations	—	(176)
(Gain) loss on asset disposals	(242)	902
Accretion of settlement obligation	8,273	8,733
Other	2	(126)
Changes in assets and liabilities:
Accounts receivable	(4,194)	(2,863)
Other assets	10,530	7,756
Accounts payable, accrued expenses and other liabilities	(108,826)	(75,556)
Net cash provided by operating activities	190,575	285,107
Cash flow from investing activities
Capital expenditures	(368,264)	(292,666)
Proceeds from sale of unconsolidated entity	—	32,527
Proceeds from sale of real estate, net of cash	1,530	575
Proceeds from sale of operations	—	541
Proceeds from sale of other equipment	1,581	338
Net cash used in investing activities	(365,153)	(258,685)
Cash flow from financing activities
Repayment of debt	(2,263,662)	—
Proceeds from issuance of notes	2,600,000	—
Dividends paid	(107,395)	(107,362)
Payments of settlement payable	(73,516)	—
Distributions paid to noncontrolling interest	(48)	(217)
Payment for exchange of noncontrolling interest	—	(4,620)
Borrowings under revolving credit facility	450,000	180,000
Payments under revolving credit facility	(367,000)	(105,000)
Finance lease payments	(1,601)	(887)
Payments for financing costs	(26,955)	—
Payment for settlement of common stock warrant	(56)	—
Termination of bond hedge option	59	—
Costs related to the early repayment of debt	(44,303)	—
Employee stock purchase program	730	589
Payments related to tax withholding for stock-based compensation	(1,359)	(4,434)
Net cash provided by (used in) financing activities	164,894	(41,931)
Net decrease in cash and cash equivalents	(9,684)	(15,509)
Cash and cash equivalents at beginning of period	43,803	58,903
Cash and cash equivalents at end of period	$34,119	$43,394

Uniti Group Inc.
Reconciliation of Net Income to FFO and AFFO
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss attributable to common shareholders	$(81,223)	$(155,910)	$(75,378)	$(50,164)
Real estate depreciation and amortization	55,405	53,118	164,983	157,436
Gain on sale of real estate	(1,424)	(94)	(1,424)	(344)
Participating securities share in earnings	321	226	890	897
Participating securities share in FFO	(321)	(226)	(1,298)	(1,788)
Real estate depreciation and amortization from unconsolidated entities	435	436	1,305	1,931
Adjustments for noncontrolling interests	(24)	(24)	(74)	(235)
FFO attributable to common shareholders	(26,831)	(102,474)	89,004	107,733
Transaction related and other costs	1,441	2,375	9,805	7,324
Amortization of deferred financing costs and debt discount	4,521	4,495	13,975	13,510
Write off of deferred financing costs and debt discount	—	—	10,412	—
Costs related to the early repayment of debt	—	—	51,997	—
Stock-based compensation	3,148	3,151	9,408	9,664
Gain on sale of unconsolidated entity, net of tax	—	—	—	(1,212)
Gain on sale of operations	—	(176)	—	(176)
Non-real estate depreciation and amortization	21,932	20,398	66,396	59,840
Goodwill impairment	153,000	216,000	153,000	216,000
Straight-line revenues and amortization of below-market lease intangibles	(9,579)	(9,918)	(28,795)	(31,066)
Maintenance capital expenditures	(1,594)	(2,314)	(5,338)	(7,136)
Other, net	(50,963)	(19,182)	(77,041)	(35,412)
Adjustments for equity in earnings from unconsolidated entities	320	319	960	887
Adjustments for noncontrolling interests	(55)	(96)	(92)	(137)
AFFO attributable to common shareholders	$95,340	$112,578	$293,691	$339,819

Reconciliation of Diluted FFO and AFFO:
FFO Attributable to common shareholders - Basic	$(26,831)	$(102,474)	$89,004	$107,733
Impact of if-converted dilutive securities	—	—	20,258	8,999
FFO Attributable to common shareholders - Diluted	$(26,831)	$(102,474)	$109,262	$116,732

AFFO Attributable to common shareholders - Basic	$95,340	$112,578	$293,691	$339,819
Impact of if-converted dilutive securities	6,976	3,450	21,062	10,350
AFFO Attributable to common shareholders - Diluted	$102,316	$116,028	$314,753	$350,169

Weighted average common shares used to calculate basic earnings per common share (1)	236,533	235,739	236,352	235,483
Impact of dilutive non-participating securities	—	376	—	355
Impact of if-converted dilutive securities	53,428	31,691	53,837	31,691
Weighted average common shares used to calculate diluted FFO and AFFO per common share (1)	289,961	267,806	290,189	267,529

Per diluted common share:
EPS	$(0.34)	$(0.66)	$(0.32)	$(0.21)
FFO	$(0.11)	$(0.43)	$0.38	$0.44
AFFO	$0.35	$0.43	$1.08	$1.31

(1) For periods in which FFO to common shareholders is a loss, the weighted average common shares used to calculate diluted FFO per common share is equal to the weighted average common shares used to calculate basic earnings (loss) per share.

Uniti Group Inc.
Reconciliation of EBITDA and Adjusted EBITDA
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(80,933)	$(155,749)	$(74,506)	$(49,117)
Depreciation and amortization	77,337	73,516	231,379	217,276
Interest expense, net	120,691	97,731	389,243	290,280
Income tax benefit	(43,095)	(13,056)	(49,864)	(10,183)
EBITDA	$74,000	$2,442	$496,252	$448,256
Stock-based compensation	3,148	3,151	9,408	9,664
Transaction related and other costs	1,441	2,375	9,805	7,324
Goodwill impairment	153,000	216,000	153,000	216,000
Gain on sale of operations	—	(176)	—	(176)
Gain on sale of real estate	(1,424)	(94)	(1,424)	(344)
Other, net	2,091	600	23,073	(6,534)
Adjustments for equity in earnings from unconsolidated entities	754	755	2,264	2,816
Adjusted EBITDA	$233,010	$225,053	$692,378	$677,006

Adjusted EBITDA:
Uniti Leasing	$208,561	$203,209	$620,079	$602,531
Uniti Fiber	29,857	28,586	88,712	93,628
Corporate	(5,408)	(6,742)	(16,413)	(19,153)
	$233,010	$225,053	$692,378	$677,006

Annualized Adjusted EBITDA (1)	$932,040

As of September 30, 2023:
Total Debt (2)	$5,698,830
Cash and cash equivalents	34,119
Net Debt	$5,664,711

Net Debt/Annualized Adjusted EBITDA	6.08x

(1)Calculated as Adjusted EBITDA for the most recently reported three-month period, multiplied by four.  Annualized Adjusted EBITDA has not been prepared on a pro forma basis in accordance with Article 11 of Regulation S-X.
(2)Includes $18.4 million of finance leases, but excludes $98.4 million of unamortized discounts and deferred financing costs.

Uniti Group Inc.
Projected Future Results (1)
(In millions)

Year Ended December 31, 2023
Net loss attributable to common shareholders - Basic	$ (59) to $ (39)
Noncontrolling interest share in earnings	1
Participating securities' share in earnings	1
Net loss (2)	(58) to (38)
Interest expense, net (3)	514
Depreciation and amortization	310
Income tax benefit	(51)
EBITDA (2)	715 to 735
Stock-based compensation	13
Goodwill impairment	153
Transaction related and other costs (4)	30
Adjustment for unconsolidated entities	3
Adjusted EBITDA (2)	$915 to $935

(1)These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release. Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections. There can be no assurance that our actual results will not differ materially from the estimates set forth above
(2)The components of projected future results may not add due to rounding.
(3)See “Components of Projected Interest Expense” below.
(4)Includes $20 million of costs associated with the early repayment of our 7.875% Senior Secured Notes due 2025. Future transaction related costs are not included in our current outlook.

Uniti Group Inc.
Projected Future Results (1)
(Per Diluted Share)

Year Ended December 31, 2023
Net loss attributable to common shareholders – Basic	$ (0.25) to $ (0.17)
Real estate depreciation and amortization	0.93
Gain on sale of real estate	(0.01)
Adjustments for unconsolidated entities	0.01
FFO attributable to common shareholders – Basic (2)	$0.68 to $0.76
Impact of if-converted securities	(0.05)
FFO attributable to common shareholders – Diluted (2)	$0.63 to $0.70

FFO attributable to common shareholders – Basic (2)	$0.68 to $0.76
Transaction related and other costs (3)	0.04
Amortization of deferred financing costs and debt discount (4)	0.12
Costs related to the early retirement of debt (5)	0.22
Accretion of settlement payable (6)	0.04
Stock-based compensation	0.05
Non-real estate depreciation and amortization	0.38
Goodwill impairment	0.65
Straight-line revenues	(0.16)
Maintenance capital expenditures	(0.03)
Other, net	(0.42)
AFFO attributable to common shareholders – Basic (2)	$1.58 to $1.66
Impact of if-converted securities	(0.20)
AFFO attributable to common shareholders – Diluted (2)	$1.38 to $1.45

(1)These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release. Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections. There can be no assurance that our actual results will not differ materially from the estimates set forth above.
(2)The components of projected future results may not add to FFO and AFFO attributable to common shareholders due to rounding.
(3)Future transaction related and other costs are not included in our current outlook.
(4)Includes the write-off of approximately $10 million of deferred financing costs related to the early repayment of our 7.875% Senior Secured Notes due 2025.
(5)Represents the premium paid on and related costs associated with the early repayment of our 7.875% Senior Secured Notes due 2025.
(6)Represents the accretion of the Windstream settlement payable to its stated value. At the effective date of the settlement, we recorded the payable on the balance sheet at its initial fair value, which will be accreted based on an effective interest rate of 4.2% and reduced by the scheduled quarterly payments.

Components of Projected Interest Expense (1)
(In millions)

Year Ended December 31, 2023
Interest expense on debt obligations	$443
Accretion of Windstream settlement payable	10
Amortization of deferred financing cost and debt discounts (2)	29
Premium on early repayment of debt (3)	32
Interest expense, net (4)	$514

(1)These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.
(2)Includes the write-off of approximately $10 million of deferred financing costs related to the early repayment of our 7.875% Senior Secured Notes due 2025.
(3)Represents the premium paid on and related costs associated with the early repayment of our 7.875% Senior Secured Notes due 2025.
(4)The components of interest expense may not add to the total due to rounding.
NON-GAAP FINANCIAL MEASURES
We refer to EBITDA, Adjusted EBITDA, Funds From Operations (“FFO”) (as defined by the National Association of Real Estate Investment Trusts (“NAREIT”)) and Adjusted Funds From Operations (“AFFO”) in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA, Adjusted EBITDA, FFO and AFFO are important non-GAAP supplemental measures of operating performance for a REIT.
We define “EBITDA” as net income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA before stock-based compensation expense and the impact, which may be recurring in nature, of transaction and integration related costs, costs associated with Windstream’s bankruptcy, costs associated with litigation claims made against us, and costs associated with the implementation of our enterprise resource planning system, (collectively, “Transaction Related and Other Costs”), costs related to the settlement with Windstream, goodwill impairment charges, executive severance costs, amortization of non-cash rights-of-use assets, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, including early tender and redemption premiums and costs associated with the termination of related hedging activities, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments, and other similar or infrequent items (although we may not have had such charges in the periods presented). Adjusted EBITDA includes adjustments to reflect the Company’s share of Adjusted EBITDA from unconsolidated entities. We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants. Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should not be considered as alternatives to net income determined in accordance with GAAP.
Because the historical cost accounting convention used for real estate assets requires the recognition of depreciation expense except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined by NAREIT as net income attributable to common shareholders computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges, and includes adjustments to reflect the Company’s share of FFO from unconsolidated entities. We compute FFO in accordance with NAREIT’s definition.
The Company defines AFFO, as FFO excluding (i) Transaction Related and Other Costs; (ii) costs related to the litigation settlement with Windstream, accretion on our settlement obligation, and gains on the prepayment of our settlement obligation as these items are not reflective of ongoing operating performance; (iii) goodwill impairment charges; (iv) certain non-cash revenues and expenses such as stock-based compensation expense, amortization of debt and equity discounts, amortization of deferred financing costs, depreciation and amortization of non-real estate assets, amortization of non-cash rights-of-use assets, straight line revenues, non-cash income taxes, and the amortization of other non-cash revenues to the extent that cash has not been received, such as revenue associated with the amortization of tenant capital improvements; and (v) the impact, which may be recurring in nature, of the write-off of unamortized deferred financing fees, additional costs incurred as a result of the early repayment of debt, including early tender and redemption premiums and costs associated with the termination of related hedging activities, executive severance costs, taxes associated with tax basis cancellation of debt, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments and similar or infrequent items less maintenance capital expenditures. AFFO includes adjustments to reflect the Company’s share of AFFO from unconsolidated entities. We believe that the use of FFO and AFFO, and their respective per share amounts, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and analysts, and makes comparisons of operating results among such companies more meaningful. We consider FFO and AFFO to be useful measures for reviewing comparative operating performance. In particular, we believe AFFO, by excluding certain revenue and expense items, can help investors compare our operating performance between periods and to other REITs on a consistent basis without having to account for differences caused by unanticipated items and events, such as transaction and integration related costs. The Company uses FFO and AFFO, and their respective per share amounts, only as performance measures, and FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. While FFO and AFFO are relevant and widely used measures of operating performance of REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance.
Further, our computations of EBITDA, Adjusted EBITDA, FFO and AFFO may not be comparable to that reported by other REITs or companies that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define EBITDA, Adjusted EBITDA and AFFO differently than we do.

INVESTOR AND MEDIA CONTACTS:
Paul Bullington, 251-662-1512
Senior Vice President, Chief Financial Officer & Treasurer
paul.bullington@uniti.com
Bill DiTullio, 501-850-0872
Vice President, Investor Relations & Treasury
bill.ditullio@uniti.com